Exhibit 23.2

Tel: 713-960-1706

Fax: 713-960-9549

www.bdo.com

2929 Allen Parkway, 20th Floor

Houston, TX 77019

Consent of Independent Registered Public Accounting Firm

Epsilon Energy Ltd.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-232520) of Epsilon Energy Ltd. of our report dated March 23, 2022, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA LLP

March 23, 2022